Exhibit 10.17

Execution Version

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (as it may be amended or modified from time to time, this “Security Agreement”) is entered into as of May 25, 2022, by and between Shaolin Capital Master Fund, Ltd.; MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC; DS Liquid DIV RVA SCM LLC; and Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC, each as secured party (individually in such capacity, a “Secured Party” and, collectively, the “Secured Parties”), TH International Limited, a Cayman Islands exempted company, as pledgor (“Pledgor”) and Shaolin Capital Management LLC, as collateral agent for the Secured Parties, as further set forth in Section 8 hereof (in such capacity, the “Collateral Agent”).

Reference is made herein to (1) that certain Equity Support Agreement dated as of March 8, 2022 among Shaolin Capital Management LLC (as “Subscriber” thereunder) and Pledgor (as such may be amended, modified, supplemented or restated from time to time, the “Equity Support Agreement”) and (2) the assignment pursuant to Section 14(e) of the Equity Support Agreement, by Shaolin Capital Management LLC of all its rights and obligations under the Equity Support Agreement to Shaolin Capital Master Fund, Ltd.; MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC; DS Liquid DIV RVA SCM LLC; and Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC (each of which became a “Subscriber” under the Equity Support Agreement with effect as of May 25, 2022 and subject to the respective “Maximum Subscription Amount” (as defined in the Equity Support Agreement) set forth in the terms of such assignment). Capitalized terms used but not defined herein shall have the meanings given such terms in the Equity Support Agreement.

WHEREAS, each Secured Party has required, as a condition to the obligation of such Secured Party to consummate the purchase and sale of the Equity Support Shares under the Equity Support Agreement, that Pledgor executes and delivers this Security Agreement;

WHEREAS, in connection with the Equity Support Agreement, the Pledgor has established or will establish the Collateral Account (as defined below), which Collateral Account will be subject to a control agreement (the “Control Agreement”) pursuant to which the Custodian (as defined below) will agree to act as Securities Intermediary (as defined in the UCC) on behalf of Pledgor, as debtor, and Collateral Agent, as collateral agent on behalf of the Secured Parties.

WHEREAS, Pledgor agrees to grant a security interest in, and pledge and assign as applicable, the Collateral (as defined below) to each Secured Party, as herein provided.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto agree as follows:

1.            Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby pledges, collaterally assigns and grants to each Secured Party, as collateral agent for the benefit of itself and each other Secured Party, a continuing first priority security interest in and lien on, and a right of set-off against, the Collateral to secure the payment and the performance of the Secured Obligations.

2.            Collateral. Each security interest granted hereunder to each Secured Party is in all of Pledgor’s right, title and interest in and to, or otherwise with respect to, the following property and assets whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Collateral”):

(a)             the Collateral Account (as defined below) and any cash, cash equivalents, securities, general intangibles, investment property, financial assets, and other property that may from time to time be deposited, credited, held or carried in the Collateral Account or that is required to be transferred to and/or deposited into the Collateral Account pursuant to this Security Agreement or the Equity Support Agreement; all security entitlements as defined in §8-102(a)(17) of the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests (the “UCC”) with respect to any of the foregoing and all income and profits on any of the foregoing, all dividends, interest and other payments and distributions with respect to any of the foregoing, all other rights and privileges appurtenant to any of the foregoing, including any voting rights and any redemption rights, and any substitutions for any of the foregoing, and any proceeds of any of the foregoing, in each case whether now existing or hereafter arising; and

(b)            all of Pledgor’s rights, title and interest in and to the Equity Support Agreement and this Security Agreement, whether now existing or hereafter arising; and

(c)            all Proceeds (as defined below) of the Collateral described in the foregoing clauses (a) and (b).

“Collateral Account” means a custody account of Pledgor established and maintained by U.S. Bank, National Association (“Custodian”), pledged to each Secured Party and subject to the Control Agreement, in each case, including any sub-account, substitute, successor or replacement securities or deposit account related thereto, or any related securities, custodial or other such account in or to which any financial assets, cash or cash equivalents is now or hereafter held or credited in accordance with this Security Agreement and the Equity Support Agreement. Any renumbering of a Collateral Account by Pledgor, any Secured Party or Custodian shall not limit the rights of any Secured Party hereunder, and, to the extent necessary, such renumbering shall be automatically incorporated into the definition of Collateral Account.

“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, or other disposition of, or other realization upon, any Collateral.

The security interest granted hereunder is granted as security only and shall not subject any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Pledgor with respect to any of the Collateral or any transaction in connection therewith.

Notwithstanding anything to the contrary, the lien and security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, and the component definitions thereof shall not include, any assets not required to be credited to the Collateral Account pursuant to this Security Agreement or the Equity Support Agreement.

3.            Collateral Maintenance and Administration.

(a)             Prior to Closing, Pledgor shall use commercially reasonable efforts (i) to appoint Custodian to hold all the Collateral, subject to a custody agreement reasonably acceptable to each Secured Party (it being understood that the Custodian’s standard form of custody agreement shall be deemed reasonably acceptable) (the “Custody Agreement”), (ii) to establish the Collateral Account on the books of Custodian and (iii) to enter into a Control Agreement in form and substance reasonably satisfactory to Collateral Agent.

(b)            Promptly upon written demand of any Secured Party, Pledgor shall pay to such Secured Party the amount of any Taxes that such Secured Party may be required to pay with respect to the Collateral by reason of the security interest granted herein or to free any Collateral from any Lien thereon. Pledgor shall indemnify and hold harmless each Secured Party with respect to any Taxes to which this Section 3(b) applies.

(c)            The parties hereto agree that at all times prior to the release of any Collateral to any Secured Party, Pledgor shall be treated as the owner of the Collateral for U.S. Federal and state tax purposes.

4.            Secured Obligations. All obligations of Pledgor to each Secured Party, agents or their respective related parties pursuant to the Equity Support Agreement (collectively, the “Secured Obligations”) are secured by this Security Agreement. Failure to timely pay and perform the Secured Obligations if and as required by the Equity Support Agreement shall be referred to herein as a “Secured Obligations Default”).

5.            Pledgor’s Representations and Warranties. Pledgor hereby represents and warrants to each Secured Party and Collateral Agent, as of the date hereof and any subsequent date on which Collateral is deposited into or credited to the Collateral Account or delivered to any Secured Party, Collateral Agent or Custodian, that:

(a)             Pledgor is the direct, sole beneficial owner and sole holder of record of the Collateral, free and clear of any lien, security interest, option or other charge or encumbrance (each, a “Lien”) except for the security interest created by this Agreement and any Lien granted on or prior to the date hereof to the Custodian pursuant to the Control Agreement in respect of the Collateral Account (such Liens, the “Permitted Liens”).

(b)            Pledgor has full power and authority to grant to each Secured Party the security interest in such Collateral granted pursuant hereto. The security interest in the Collateral granted to each Secured Party pursuant to this Security Agreement is a valid and binding security interest in the Collateral (subject to no other Liens other than the Permitted Liens).

(c)             Subject to the execution of the Control Agreement with respect to the Collateral Account by the parties thereto, (i) the security interest created in favor of each Secured Party in the Collateral Account and the security entitlements in respect of the financial assets credited thereto will constitute a perfected first priority security interest securing the Secured Obligations, (ii) each Secured Party will have control (within the meaning of Sections 8-106, 9-104 and 9-106 of the UCC) thereof and (iii) no action based on an adverse claim to such security entitlement or any such financial asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against any Secured Party.

(d)            With respect to all Collateral that may be perfected by filing a financing statement pursuant to the UCC, when a UCC financing statement in the form of Exhibit A hereto is filed in the appropriate office against Pledgor in the location listed on Schedule 1 (naming Pledgor as the debtor and each Secured Party as the secured party), each Secured Party will have a valid and perfected first priority security interest in such Collateral as security for the payment and performance of the Secured Obligations.

(e)            No consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by Pledgor of the Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by Pledgor, or for the exercise by any Secured Party of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(f)            To Pledgor’s actual knowledge, after reasonable inquiry, no financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming Pledgor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements naming Collateral Agent, on behalf of each Secured Party, as secured party. Pledgor has not authorized the filing of any such financing statements.

6.             Pledgor’s Covenants. During the term of this Security Agreement:

(a)            Pledgor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to any Secured Party. Pledgor shall not, at any time, (i) sell or transfer any Collateral other than with respect to any Collateral that is being released in accordance with the Equity Support Agreement, (ii) file or knowingly suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Secured Parties are not named as the sole secured parties, or (iii) permit any contractual restriction on any transfer, sale, or pledge of the Collateral.

(b)             Pledgor shall pay all costs to defend and enforce the security interest created by this Security Agreement, collect the Secured Obligations, and defend, enforce and collect the Collateral, including but not limited to taxes, assessments, reasonable attorney’s fees, legal expenses and expenses of sales. Whether the Collateral is or is not in any Secured Party’s or Collateral Agent’s possession, and without any obligation to do so and without waiving Pledgor’s default for failure to make any such payment, any Secured Party and/or Collateral Agent at its option may, following notice to Pledgor when it may reasonably do so without prejudice, pay any such costs and expenses and discharge encumbrances on the Collateral, and any payments of such costs and expenses and any payments to discharge such encumbrances shall be a part of the Secured Obligations and bear interest at a rate of 9.00% per annum. Pledgor agrees to reimburse each Secured Party and Collateral Agent, as applicable, on demand for any payments of such costs and expenses and any payments to discharge such encumbrances.

(c)            Pledgor shall take such other actions as any Secured Party or Collateral Agent shall reasonably deem necessary or appropriate to perfect and duly record the Lien created under this Security Agreement in the Collateral, including executing, delivering, filing and/or recording, in such locations and jurisdictions as such Secured Party or Collateral Agent shall specify, any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of such Secured Party or Collateral Agent, as applicable) to create, preserve, perfect, protect or validate the security interest granted pursuant hereto and the priority thereof or to enable such Secured Party or Collateral Agent to exercise and enforce its respective rights under this Security Agreement with respect to such security interest, including, without limitation, executing and delivering or causing the execution and delivery of a control agreement with respect to the Collateral Account and/or, in the event that any Collateral (other than cash or cash equivalents) is not held through DTC or another clearing corporation (as defined in the UCC), causing any or all of the Collateral to be transferred of record into the name of such Secured Party, Collateral Agent or their respective nominee. Without prejudice to the generality of the foregoing, the Pledgor shall promptly, and in any event within three Business Days, following execution of this Agreement deliver to Collateral Agent a copy of its updated register of mortgages and charges with an entry containing particulars of the Lien created under this Security Agreement.

(d)            Pledgor shall (i) promptly furnish each Secured Party and Collateral Agent any information with respect to the Collateral reasonably requested by such Secured Party or Collateral Agent (as applicable) and (ii) allow each Secured Party or its representatives to inspect and copy, or furnish each Secured Party or its representatives with copies of, all records relating to the Collateral (other than, in each case, information or records Pledgor is prohibited from disclosing due to applicable law). Notwithstanding the foregoing, to the extent any information requested by any Secured Party or Collateral Agent is not then available, Pledgor will furnish, or cause to be furnished, to such Secured Party and Collateral Agent (as applicable) such information as soon as reasonably practicable after such request.

(e)            Without at least thirty (30) days’ prior written notice to each Secured Party and Collateral Agent, Pledgor shall not (i) maintain any of Pledgor’s books and records with respect to the Collateral at any office, or maintain Pledgor’s place of business (or, if Pledgor has more than one place of business, Pledgor’s chief executive office) at any place other than at the address indicated in the Equity Support Agreement or (ii) change Pledgor’s name, or the name under which Pledgor does business, or the form or jurisdiction of Pledgor’s organization from the name, form and jurisdiction set forth on the first page of this Security Agreement.

(f)             Pledgor shall not close the Collateral Account or transfer any Collateral held therein or credited thereto without (i) obtaining the prior written consent of Collateral Agent and (ii) entering into such agreements as Collateral Agent may in its sole discretion require to ensure the continued priority and perfection of its lien on such Collateral, on behalf of each Secured Party, in respect of the Collateral or portion thereof.

(g)            Any delivery of Collateral to Collateral Agent, on behalf of each Secured Party, by Pledgor shall be effected, (A) in the case of securities in respect of which security entitlements are held by Pledgor through a securities intermediary, by the crediting of such securities, accompanied by any required transfer tax stamps, to a securities account of Custodian at such securities intermediary or, at the option of Custodian, at another securities intermediary satisfactory to Custodian and the crediting by Custodian of such securities to the Collateral Account, (B) in the case of cash, by the wire transfer of such cash to Custodian and the crediting thereof by Custodian to the Collateral Account or (C) in any other case, by complying with such delivery instructions as Collateral Agent shall provide to Pledgor in writing.

7.            Remedies. Upon and during the continuation of a Secured Obligations Default, each Secured Party individually and Collateral Agent on behalf of each Secured Party shall have all of the rights and remedies available to a secured creditor at law or in equity, including, without limitation, the rights and remedies under Article 9 of the Uniform Commercial Code.

8.            Collateral Agent. Each Secured Party hereby appoints Collateral Agent as its collateral agent for purposes of the security interest granted to such Secured Party hereunder and authorizes Collateral Agent to take such actions on its behalf, including to enter into the Control Agreement on such terms as Collateral Agent may see appropriate in order to perfect such Secured Party’s security interest in the Collateral , and to exercise such powers as are contemplated by the terms hereof or the Control Agreement, together with such powers as are reasonably incidental thereto (such agency being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(b)(2), 9-104 and 9-313(c) of the UCC). Collateral Agent hereby accepts such appointment. The provisions of this Section 8 are solely for the benefit of each Secured Party, and Pledgor shall not have rights as a third-party beneficiary of such provisions.

9.            General.

(a)            Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder or under the Equity Support Agreement without the prior written consent of each Secured Party (and any attempted assignment or transfer by Pledgor without such consent shall be null and void), (ii) no Secured Party may assign or otherwise transfer its rights or obligations hereunder except in accordance with the Equity Support Agreement and (iii) Collateral Agent may not assign or otherwise transfer its rights and obligations hereunder without the prior written consent of each Secured Party. Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted under the Equity Support Agreement) any legal or equitable right, remedy or claim under or by reason of this Security Agreement.

(b)             No Waiver. No failure or delay by any Secured Party in exercising any right or power hereunder or under the Equity Support Agreement or by Collateral Agent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Collateral Agent and each Secured Party hereunder and, with respect to each Secured Party, under the Equity Support Agreement are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of the Security Agreement or the Equity Support Agreement or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by the Equity Support Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party or Collateral Agent to any other or further action in any circumstances without notice or demand.

(c)             Continuing Agreement; Release of Collateral. This Security Agreement shall constitute a continuing agreement and shall continue in effect until the earliest to occur of (i) the termination of the Equity Support Agreement pursuant to Section 8 thereof and (ii) the time at which the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted or accrued) have been paid in full, at which time the Collateral (or portion specified above, if less) shall automatically be released from the Liens created hereby, and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of each Secured Party, Collateral Agent and Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Pledgor. At the request and sole expense of Pledgor following any such termination, each Secured Party shall deliver, or cause to be delivered, to Pledgor any Collateral held by or on behalf of Secured Party hereunder, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination, including notice from Collateral Agent to any securities intermediary terminating the Control Agreement. No Collateral shall be released prior to the payment in full of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted or accrued), except as otherwise agreed between the parties. Notwithstanding the foregoing, if at any time, any payment in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise, the rights and obligations of the parties hereunder, and the Liens of each Secured Party and Collateral Agent on the Collateral shall be automatically reinstated and Pledgor shall promptly deliver any documentation reasonably requested by any Secured Party or Collateral Agent (as applicable) to evidence such reinstatement.

(d)             Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Security Agreement; if UCC definitions conflict, Article 8 and/or 9 definitions apply.

(e)            Notice. The provisions of Section 17 of the Equity Support Agreement shall apply mutatis mutandis to this Security Agreement as if such provisions were fully set forth herein, with the following address for the Collateral Agent:

Shaolin Capital Management

7620 NE 4th Court, Miami, FL 33138

Attn: Rahul Singhal, Anthony Giraulo

Email: rahul.singhal@shaolincapital.com;

anthony.giraulo@shaolincapital.com; pipes@shaolincapital.com;

shaolinoperations@shaolincapital.com

(f)             Modifications. No provision hereof shall be modified or limited except pursuant to Section 14(j) of the Equity Support Agreement. The provisions of this Security Agreement shall not be modified or limited by course of conduct or usage of trade.

(g)            Financing Statement. Pledgor hereby irrevocably authorizes each Secured Party (or its designee) at any time and from time to time to file in any jurisdiction any financing or continuation statement and amendment thereto or any registration of charge, mortgage or otherwise, containing any information required under the UCC or the law of any other applicable jurisdiction (in each case without the signature of Pledgor to the extent permitted by applicable law), necessary or appropriate in the judgment of such Secured Party to perfect or evidence its security interest in and lien on the Collateral. Pledgor agrees to provide to each Secured Party (or its designees) any and all information required under the UCC or the law of any other applicable jurisdiction for the effective filing of a financing statement and/or any amendment thereto or any registration of charge, mortgage or otherwise.

(h)            Counterparts; Integration; Effectiveness. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Security Agreement and the Equity Support Agreement constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. In the event of any conflict or inconsistency between the provisions of this Agreement and the Custody Agreement, this Agreement will prevail as among Pledgor, Collateral Agent and Secured Parties. This Security Agreement shall become effective when it shall have been executed by each Secured Party and when each Secured Party shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart of such signature page.

(i)            Severability. Any provision of this Security Agreement or the Equity Support Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(j)            WAIVER OF MARSHALING. EACH OF PLEDGOR, COLLATERAL AGENT AND EACH SECURED PARTY ACKNOWLEDGES AND AGREES THAT IN EXERCISING ANY RIGHTS UNDER OR WITH RESPECT TO THE COLLATERAL HEREUNDER OR UNDER ANY OTHER SECURITY AGREEMENT: (A) SUCH SECURED PARTY IS UNDER NO OBLIGATION TO MARSHAL ANY SUCH COLLATERAL; AND (B) SUBJECT TO APPLICABLE LAW, SUCH SECURED PARTY MAY, IN ITS ABSOLUTE DISCRETION, REALIZE UPON SUCH COLLATERAL IN ANY ORDER AND IN ANY MANNER IT SO ELECTS. PLEDGOR WAIVES ANY RIGHT TO REQUIRE THE MARSHALING OF ANY SUCH COLLATERAL.

(k)            Governing Law; Submission to Jurisdiction. The provisions of Section 14(q) of the Equity Support Agreement shall apply mutatis mutandis to this Security Agreement as if such provisions were fully set forth herein; provided that as to Collateral located in any jurisdiction other than the state of New York, each Secured Party and Collateral Agent shall have, in addition to any rights under the law of the State of New York, all of the rights to which a secured party is entitled under the law of such other jurisdiction. Each Secured Party’s jurisdiction for the purpose of section 9-304 of the UCC with respect to any Collateral Account maintained on the books of such Secured Party shall be the State of New York. As permitted by Article 4 of the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto expressly agree that the law of the State of New York shall govern the Collateral Account and the issues specified in Article 2(1) of the Hague Convention.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their duly authorized representatives as of the date first above written.

PLEDGOR:

TH INTERNATIONAL LIMITED

By:

Name:
Title:

[Signature Page to Security Agreement]

SECURED PARTIES:

SHAOLIN CAPITAL MASTER FUND, LTD

By:	/s/ Carl Winter
Name: Carl Winter
Title: Director of Operations

[Signature Page to Security Agreement]

MAP 214 SEGREGATED PORTFOLIO, A

SEGREGATED PORTFOLIO OF LMA SPC

By:	/s/ Carl Winter
Name: Carl Winter
Title: Authorized Signatory

[Signature Page to Security Agreement]

DS LIQUID DIV RVA SCM LLC

By:
Name:
Title:

[Signature Page to Security Agreement]

SHAOLIN CAPITAL PARTNERS SP, A SEGREGATED

PORTFOLIO OF PC MAP SPC

By:	/s/ Carl Winter
Name: Carl Winter
Title: Authorized Signatory

[Signature Page to Security Agreement]

COLLATERAL AGENT:

SHAOLIN CAPITAL MANAGEMENT LLC

By:	/s/ Carl Winter
Name: Carl Winter
Title: Director of Operations

[Signature Page to Security Agreement]

Schedule 1

UCC Filing Location

1.       Delaware

Exhibit A

Form of UCC Financing Statement

[Attached]